                                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-185586) of ZaZa Energy Corporation and in the related Prospectus of our report dated April 1, 2013, with respect to the consolidated financial statements of ZaZa Energy Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Houston, Texas

April 1, 2013